Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES SECOND QUARTER
2025 FINANCIAL RESULTS

BOCA RATON, Fla., August 6, 2025--Cross Country Healthcare, Inc. (the Company) (Nasdaq: CCRN) today announced financial results for its second quarter ended June 30, 2025.

Selected Financial Information:

		Variance		Variance
		Q2 2025 vs		Q2 2025 vs
Dollars are in thousands, except per share amounts	Q2 2025	Q2 2024		Q1 2025
Revenue	$274,072	(19)%		(7)%
Gross profit margin*	20.4%	(40)	bps	40	bps
Net loss attributable to common stockholders	$(6,659)	(59)%		(1,259)%
Diluted EPS	$(0.20)	$0.27		$(0.18)
Adjusted EBITDA*	$7,591	(46)%		(12)%
Adjusted EBITDA margin*	2.8%	(140)	bps	(10)	bps
Adjusted EPS*	$(0.01)	$(0.11)		$(0.07)
Cash flows provided by operations	$4,217	(95)%		(26)%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

Second Quarter Business Highlights

•Client retention rates remains steady with a strong pipeline of MSP implementations and expansions slated for the second half of 2025
•Strong performance in Homecare Staffing, with revenue growing more than 30% over the prior year
•Physician Staffing experienced 3% year-over-year revenue growth, predominantly on favorable mix and price
•Core travel nurse and allied continues to normalize amidst steady pricing backdrop
•5% sequential decline in SG&A fueled by further leverage of our low-cost center of excellence in India
•Healthy balance sheet with $81 million of cash on-hand and no debt as of June 30, 2025

“Our second quarter results were in line with expectation, reflecting a combination of the momentum in our Homecare and Physician Staffing businesses, as well as our continuing efforts to control costs” said John A. Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “We expect that the pending merger transaction with Aya will close in the fourth quarter. And, while we await the closure, we continue to make investments that we believe will further enhance our value proposition for our customers and candidates.”

Second quarter consolidated revenue was $274.1 million, a decrease of 19% year-over-year and 7% sequentially. Consolidated gross profit margin was 20.4%, down 40 basis points year-over-year and up 40 basis points sequentially. Net loss attributable to common stockholders was $6.7 million, as compared to a

Exhibit 99.1
net loss of $16.1 million in the prior year and a net loss of $0.5 million in the prior quarter. Diluted earnings per share (EPS) was a net loss of $0.20, as compared to a net loss of $0.47 in the prior year and a net loss of $0.02 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $7.6 million, or 2.8% of revenue, as compared with $14.2 million, or 4.2% of revenue, in the prior year, and $8.6 million, or 2.9% of revenue, in the prior quarter. Adjusted EPS was a net loss of $0.01, as compared to $0.10 in the prior year and $0.06 in the prior quarter.

For the six months ended June 30, 2025, consolidated revenue was $567.5 million, a decrease of 21.1% year-over-year. Consolidated gross profit margin was 20.2%, down 40 basis points year-over-year. Net loss attributable to common stockholders was $7.1 million, or $0.22 per diluted share, as compared to a net loss of $13.4 million, or $0.39 per diluted share, in the prior year. Adjusted EBITDA was $16.2 million, or 2.9% of revenue, as compared to $29.5 million, or 4.1% of revenue, in the prior year. Adjusted EPS was $0.05, as compared to $0.29 in the prior year.

Quarterly Business Segment Highlights
Nurse and Allied Staffing
Revenue was $224.3 million, a decrease of 23% year-over-year and 7% sequentially. Contribution income was $13.9 million, as compared to $5.8 million in the prior year and $17.2 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis was 7,035, as compared with 8,415 in the prior year and 7,411 in the prior quarter. Revenue per FTE per day was $348, as compared to $377 in the prior year and $360 in the prior quarter.
Physician Staffing
Revenue was $49.8 million, an increase of 3% year-over-year and a decrease of 3% sequentially. Contribution income was $4.6 million, as compared to $4.0 million in both the prior year and quarter. Total days filled were 22,228, as compared with 24,252 in the prior year and 22,692 in the prior quarter. Revenue per day filled was $2,239, as compared with $1,992 in the prior year and $2,253 in the prior quarter.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities for the three months ended June 30, 2025 was $4.2 million, as compared to $82.4 million for the three months ended June 30, 2024 and $5.7 million for the three months ended March 31, 2025. For the six months ended June 30, 2025, net cash provided by operating activities was $9.9 million as compared to $88.4 million in the prior year.
During the second quarter of 2025, the Company did not repurchase any shares of its common stock. As of June 30, 2025, the Company had 32.5 million unrestricted shares outstanding and $40.5 million remaining for share repurchase.
As of June 30, 2025, the Company had $81.2 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of June 30, 2025, borrowing base availability under the ABL was $140.6 million, with $125.7 million of availability net of $14.9 million of letters of credit.

Exhibit 99.1
Conference Call

As previously disclosed, on December 3, 2024, the Company entered into a merger agreement with Aya Healthcare, Inc. and certain of its subsidiaries (Aya Merger, and such agreement, the Merger Agreement). In light of the pending transaction, the Company will not host an earnings conference call to review second quarter 2025 financial results, nor will it provide forward-looking guidance. This press release is also posted on the Company’s website at ir.crosscountry.com.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 39 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights.

Copies of this and other press releases, information about the Company, as well as information about the Aya Merger, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Non-GAAP Financial Measures

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company’s performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends); statements regarding the proposed Aya Merger; the expected timing and closing of the proposed Aya Merger; the Company’s ability to consummate the proposed Aya Merger; the expected benefits of the proposed Aya Merger and other considerations taken into account by the Board in approving the proposed Aya Merger; the amounts to be received by stockholders in connection with the proposed Aya Merger; and expectations for the Company prior to and following the closing of the proposed Aya Merger, may be deemed to be forward-

Exhibit 99.1
looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Aya Merger, (ii) the risk that a condition of closing of the proposed Aya Merger may not be satisfied or that the closing of the proposed Aya Merger might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed Aya Merger is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Aya Merger, (vi) the risk that any announcements relating to the proposed Aya Merger could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed Aya Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, (x) unexpected costs, charges or expenses resulting from the Aya Merger, (xi) potential litigation relating to the Aya Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xiii) effects from global pandemics, epidemics or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 on Form 10-K/A, and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this press release, and the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2025	2024	2025	2025	2024

Revenue from services	$274,072	$339,771	$293,408	$567,480	$718,945
Operating expenses:
Direct operating expenses	218,068	268,966	234,750	452,818	570,843
Selling, general and administrative expenses	50,050	60,255	52,486	102,536	123,507
Credit loss expense	30	18,858	35	65	20,148
Depreciation and amortization	4,101	4,719	4,772	8,873	9,361
Acquisition and integration-related costs	5,995	3	2,041	8,036	3
Restructuring costs	588	2,116	301	889	3,054
Legal and other losses	1,099	3,946	—	1,099	7,596
Impairment charges	—	114	—	—	718
Total operating expenses	279,931	358,977	294,385	574,316	735,230
Loss from operations	(5,859)	(19,206)	(977)	(6,836)	(16,285)
Other expenses (income):
Interest expense	549	568	543	1,092	1,030
Interest income	(702)	(235)	(681)	(1,383)	(408)
Other expense (income) , net	23	23	60	83	(1,034)
Loss before income taxes	(5,729)	(19,562)	(899)	(6,628)	(15,873)
Income tax expense (benefit)	930	(3,512)	(409)	521	(2,515)
Net loss attributable to common stockholders	$(6,659)	$(16,050)	$(490)	$(7,149)	$(13,358)

Net loss per share attributable to common stockholders - Basic	$(0.20)	$(0.47)	$(0.02)	$(0.22)	$(0.39)

Net loss per share attributable to common stockholders - Diluted	$(0.20)	$(0.47)	$(0.02)	$(0.22)	$(0.39)

Weighted average common shares outstanding:
Basic	32,492	33,960	32,282	32,388	34,088
Diluted	32,492	33,960	32,282	32,388	34,088

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2025	2024	2025	2025	2024
Adjusted EBITDA:[a]
Net loss attributable to common stockholders	$(6,659)	$(16,050)	$(490)	$(7,149)	$(13,358)
Interest expense	549	568	543	1,092	1,030
Income tax expense (benefit)	930	(3,512)	(409)	521	(2,515)
Depreciation and amortization	4,101	4,719	4,772	8,873	9,361
Acquisition and integration-related costs[b]	5,995	—	2,041	8,036	—
Restructuring costs[c]	588	2,116	301	889	3,054
Legal, bankruptcy, and other losses[d]	1,099	23,319	—	1,099	26,969
Impairment charges[e]	—	114	—	—	718
Interest income[f]	(702)	(235)	(681)	(1,383)	(408)
Other expense (income), net	23	23	60	83	(1,034)
Equity compensation	870	2,259	1,318	2,188	3,457
System conversion costs[g]	797	857	1,164	1,961	2,186
Adjusted EBITDA[a]	$7,591	$14,178	$8,619	$16,210	$29,460
Adjusted EBITDA margin[a]	2.8%	4.2%	2.9%	2.9%	4.1%

Adjusted EPS:[h]
Numerator:
Net loss attributable to common stockholders	$(6,659)	$(16,050)	$(490)	$(7,149)	$(13,358)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	5,995	—	2,041	8,036	—
Restructuring costs[c]	588	2,116	301	889	3,054
Legal, bankruptcy, and other losses[d]	1,099	23,319	—	1,099	26,969
Impairment charges[e]	—	114	—	—	718
Other income, net	—	—	—	—	(1,115)
System conversion costs[g]	797	857	1,164	1,961	2,186
Tax impact of non-GAAP adjustments	(2,229)	(7,066)	(919)	(3,149)	(8,471)
Adjusted net (loss) income attributable to common stockholders - non-GAAP	$(409)	$3,290	$2,097	$1,687	$9,983

Denominator:
Weighted average common shares - basic, GAAP	32,492	33,960	32,282	32,388	34,088
Dilutive impact of share-based payments	38	42	281	159	211
Adjusted weighted average common shares - diluted, non-GAAP	32,530	34,002	32,563	32,547	34,299

Reconciliation:
Diluted EPS, GAAP	$(0.20)	$(0.47)	$(0.02)	$(0.22)	$(0.39)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	0.19	—	0.06	0.25	—
Restructuring costs[c]	0.02	0.06	0.01	0.03	0.08
Legal, bankruptcy, and other losses[d]	0.03	0.69	—	0.03	0.79
Impairment charges[e]	—	—	—	—	0.02
Other income, net	—	—	—	—	(0.03)
System conversion costs[g]	0.02	0.03	0.04	0.06	0.07
Tax impact of non-GAAP adjustments	(0.07)	(0.21)	(0.03)	(0.10)	(0.25)
Adjusted EPS, non-GAAP[h]	$(0.01)	$0.10	$0.06	$0.05	$0.29

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	June 30,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$81,193	$81,633
Accounts receivable, net	201,694	223,238
Income taxes receivable	5,394	10,389
Prepaid expenses	8,036	7,848
Insurance recovery receivable	11,360	9,255
Other current assets	1,379	2,637
Total current assets	309,056	335,000
Property and equipment, net	28,221	28,850
Operating lease right-of-use assets	2,003	2,468
Goodwill	135,060	135,060
Other intangible assets, net	37,744	42,186
Deferred tax assets	8,181	8,104
Insurance recovery receivable	16,163	20,928
Cloud computing	12,070	10,846
Other assets	5,320	5,809
Total assets	$553,818	$589,251

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$49,004	$64,946
Accrued compensation and benefits	45,264	47,646
Operating lease liabilities	1,307	2,089
Earnout liability	—	4,411
Other current liabilities	590	1,310
Total current liabilities	96,165	120,402
Operating lease liabilities	1,461	1,782
Accrued claims	30,288	34,425
Uncertain tax positions	10,265	10,117
Other liabilities	3,397	3,566
Total liabilities	141,576	170,292

Commitments and contingencies

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	202,770	202,338
Accumulated other comprehensive loss	(1,441)	(1,441)
Retained earnings	210,910	218,059
Total stockholders’ equity	412,242	418,959
Total liabilities and stockholders’ equity	$553,818	$589,251

Cross Country Healthcare, Inc.
Segment Data[i]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	June 30,	% of	June 30,	% of	March 31,	% of	% change	% change
	2025	Total	2024	Total	2025	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$224,305	82%	$291,451	86%	$242,291	83%	(23)%	(7)%
Physician Staffing	49,767	18%	48,320	14%	51,117	17%	3%	(3)%
	$274,072	100%	$339,771	100%	$293,408	100%	(19)%	(7)%

Contribution income:[j]
Nurse and Allied Staffing	$13,887		$5,820		$17,244		139%	(19)%
Physician Staffing	4,577		4,033		4,029		13%	14%
	18,464		9,853		21,273		87%	(13)%

Corporate overhead[k]	12,540		18,161		15,136		31%	17%
Depreciation and amortization	4,101		4,719		4,772		13%	14%
Restructuring costs[c]	588		2,116		301		72%	(95)%
Legal and other losses[l]	1,099		3,946		—		72%	(100)%
Impairment charges[e]	—		114		—		100%	—%
Acquisition and integration-related costs[b]	5,995		3		2,041		NM	(194)%
Loss from operations	$(5,859)		$(19,206)		$(977)		69%	(500)%

	Six Months Ended						Year-over-Year
	June 30,	% of	June 30,	% of			% change
	2025	Total	2024	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$466,596	82%	$623,637	87%			(25)%
Physician Staffing	100,884	18%	95,308	13%			6%
	$567,480	100%	$718,945	100%			(21)%

Contribution income:[j]
Nurse and Allied Staffing	$31,131		$33,003				(6)%
Physician Staffing	8,606		7,171				20%
	39,737		40,174				(1)%

Corporate overhead[k]	27,676		35,727				23%
Depreciation and amortization	8,873		9,361				5%
Restructuring costs[c]	889		3,054				71%
Legal and other losses[l]	1,099		7,596				86%
Impairment charges[e]	—		718				100%
Acquisition and integration-related costs[b]	8,036		3				NM
Loss from operations	$(6,836)		$(16,285)				58%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2025	2024	2025	2025	2024

Net cash provided by operating activities	$4,217	$82,401	$5,681	$9,898	$88,412
Net cash used in investing activities	(1,967)	(2,849)	(1,886)	(3,853)	(5,059)
Net cash used in financing activities	(1,756)	(15,193)	(4,725)	(6,481)	(30,846)
Effect of exchange rate changes on cash	2	—	(6)	(4)	—
Change in cash and cash equivalents	496	64,359	(936)	(440)	52,507
Cash and cash equivalents at beginning of period	80,697	5,242	81,633	81,633	17,094
Cash and cash equivalents at end of period	$81,193	69,601	$80,697	$81,193	$69,601

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2025	2024	2025	2025	2024

Revenue from services	$274,072	$339,771	$293,408	$567,480	$718,945
Less: Direct operating expenses	218,068	268,966	234,750	452,818	570,843
Gross profit	$56,004	$70,805	$58,658	$114,662	$148,102
Consolidated gross profit margin[m]	20.4%	20.8%	20.0%	20.2%	20.6%

Nurse and Allied Staffing statistical data:
FTEs[n]	7,035	8,415	7,411	7,223	8,770
Average Nurse and Allied Staffing revenue per FTE per day[o]	$348	$377	$360	$354	$388

Physician Staffing statistical data:
Days filled[p]	22,228	24,252	22,692	44,920	48,037
Revenue per day filled[q]	$2,239	$1,992	$2,253	$2,246	$1,984

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company’s credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company’s consolidated revenue.
(b)    Acquisition and integration costs relate primarily to fees associated with the pending Aya Merger.
(c)    Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations, and $19.4 million of credit loss expense driven by a bankruptcy filing by a single large customer for the three and six months ending June 30, 2024.
(e)    Impairment charges for the three and six months ended June 30, 2024 were related to right-of-use assets and related property in connection with vacated leases in those periods.
(f)    Interest income for the three months ended March 31, 2025 and the three and six months ended June 30, 2025 related to higher average cash on hand with higher available interest rates.
(g)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company’s policies.
(h)    Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(i)    Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(j)     Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(k)     Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, as well as public company expenses and Company-wide projects (initiatives).
(l)    Legal and other losses (gains) include legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(m)    Gross profit is defined as revenue from services less direct operating expenses. The Company’s gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(n)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)     Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(p)     Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(q)     Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.